UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): March 24, 2021

The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	000-22507	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Hwy 98 West, Hattiesburg, MS		39402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	FBMS	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On March 19, 2021 (the “Notice Date”), The First Bancshares, Inc. (the “Company”) notified Crowe LLP (“Crowe”) that it was being dismissed as the Company's independent registered public accounting firm effective as of the date Crowe completes its compliance audit in accordance with the U.S. Department of Housing and Urban Development Audit Guide for the year ended December 31, 2020. The dismissal of Crowe was made upon the recommendation of the Audit Committee of the Company’s Board of Directors.

The audit reports of Crowe on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2020 and 2019 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period from January 1, 2021 through the Notice Date, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Crowe on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the subject matter of the disagreement in connection with Crowe’s reports on the Company’s consolidated financial statements for 2020 and 2019, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company provided Crowe with a copy of the disclosures in this Current Report on Form 8-K (this "Report") prior to filing this Report with the Securities and Exchange Commission (the "SEC"). The Company requested that Crowe furnish it with a letter addressed to the SEC stating whether Crowe agrees with the statements made by the Company regarding Crowe in this Report and, if not, stating the respects in which it does not agree. A copy of Crowe's letter dated March 24, 2021 to the SEC is filed as Exhibit 16.1 to this Report.

(b)	Engagement of Independent Registered Public Accounting Firm

On the Notice Date, the Company notified BKD, LLP (“BKD”) that it had been selected to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021, subject to completion of BKD’s standard client acceptance procedures. The selection of BKD was approved by the Audit Committee of the Company’s Board of Directors on March 11, 2021 and approved by the Company’s Board of Directors on March 18, 2021.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period from January 1, 2021 through the Notice Date, the Company consulted with BKD on the following matters:

(i)	Valuation services in connection with the Company’s completed acquisitions in 2019 and 2020; and
(ii)	Goodwill impairment testing in 2020.

Other than the matters described above, neither the Company nor anyone acting on its behalf consulted with BKD regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BKD concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K and the related instructions, respectively).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Crowe LLP, dated March 24, 2021.
104	Cover page in Inline XBRL format

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCSHARES, INC.
Date: March 24, 2021

	By:	/s/ Donna T. (Dee Dee) Lowery
Name: Donna T. (Dee Dee) Lowery
Title: EVP and CFO